EX-35.25
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, NY 10005

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2008:

(a) a review of Wells Fargo's activities as Trustee under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.

March 1, 2009

/s/ Judith Rishel

JUDITH RISHEL
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

To: Deutsche Mortgage & Asset Receiving Corporation


Schedule A

List of Servicing Agreement(s) and Series

1 Pooling and Servicing Agreement for Deutsche Mortgage & Asset Receiving Corporation, CD 2006-CD2 Commercial Mortgage Pass-Through Certificates, Wells Fargo Bank, N.A. as Trustee.

2 Pooling and Servicing Agreement for Deutsche Mortgage & Asset Receiving Corporation, CD 2007-CD5 Commercial Mortgage Trust Pass-Through Certificates, Wells Fargo Bank, N.A. as Trustee.